Exhibit 10.3(iv)

Maude 7

AMENDMENT NO. 4

TO LEASE

THIS AMENDMENT NO. 4 is made and entered into this fourth day of November, 1994, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and SYNOPSYS, INC., a Delaware corporation, as TENANT.

RECITALS

A. WHEREAS, by Lease Agreement dated August 17, 1990 Landlord leased to Tenant all of that certain 104,170+ square foot building located at 700C East Middlefield Rd., Mountain View, California, the details of which are more particularly set forth in said August 17, 1990 Lease Agreement (the “Lease”), and

B. WHEREAS, said Lease was amended by the Commencement Letter dated April 1, 1991 which amended the commencement date of the Lease to commence March 15, 1991 and terminate March 14, 1999, and

C. WHEREAS, said Lease was amended by Amendment No. 1 dated June 16, 1992 to extend the Lease term and amend Paragraphs 31 and 51, Exhibit A and the Basic Rent schedule, and

D. WHEREAS, said Lease was amended by Amendment No. 2 dated March 22, 1993 to extend the Lease Term and amend the Basic Rent Schedule, and

E. WHEREAS, said Lease was amended by Amendment No. 3 dated June 23, 1993, which: (i) extended the Term of the Lease to be co-terminous with the projected term of the Lease Agreement dated June 23, 1993 for premises located at 700A Middlefield Road, Mountain View, California; (ii) amended the Basic Rent schedule; and (iii) replaced Paragraph 47, “Parking”, and

F. WHEREAS, it is now the desire of the parties hereto to amend the Lease by: (i) extending the Term of the Lease for an additional two (2) months to be co-terminous with the extended Termination Date of the Lease Agreement dated June 23, 1993 for premises located at 700A Middlefield Road, Mountain View, California, and (ii) amending the Basic Rent schedule and the Aggregate Rent of the Lease Agreement accordingly, as hereinafter set forth.

AGREEMENT

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1. TERM OF LEASE: Pursuant to Paragraph 3 of Amendment No. 3 dated June 23, 1993, “Future Amendment to Lease Term and Basic Rent Schedule”, it is agreed between the parties that the term of this Lease shall be extended for an additional two month period, and the Termination Date shall change from December 31, 2002 to February 28, 2003.

Maude 7

2. BASIC RENT SCHEDULE: The monthly Basic Rental shall be adjusted as follows:

On January 1, 2003 the sum of ONE HUNDRED EIGHTY SEVEN THOUSAND FIVE HUNDRED SIX AND NO/100 DOLLARS ($187,506.00) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2003.

3. AGGREGATE RENT: It is hereby acknowledged that, due to a mathematical error in calculating the Aggregate Rent due under the Lease, the Aggregate Rent as indicated in the Lease Amendment No. 3 is incorrectly stated. The correct Aggregate Rent due under the Lease prior to the current extension under this Amendment No. 4 is $24,924,984.22.

Due to the extension stated herein, the Aggregate Rental shall be increased by $375,012.00, or from $24,924,984.22 to $25,299,996.22.

EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 4 to Lease as of the day and year first hereinabove set forth.

LANDLORD:		TENANT:

JOHN ARRILLAGA SEPARATE		SYNOPSYS, INC.
PROPERTY TRUST		a Delaware corporation

By	/s/ John Arrillaga	By	/s/ A. Brooke Seawell
John Arrillaga, Trustee

A. Brooke Seawell
Print or Type Name

RICHARD T. PEERY SEPARATE		Title:	SR. V.P. - Finance & Operations
PROPERTY TRUST

		Dated:	11/18/94

By	/s/ Richard T. Peery
Richard T. Peery, Trustee